Amendment No. 10.37(a)

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

AMENDMENT dated as of June 17, 2005 to the Revolving Credit Agreement dated as of December 15, 2004 (the “Credit Agreement”) among THE PMI GROUP, INC. (the “Borrower”), the LENDERS party thereto (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Credit Agreement to include a $25,000,000 letter of credit subfacility;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective in accordance with Section 6, refer to the Credit Agreement as amended hereby.

SECTION 2 . New Definitions. The following new definitions are added in alphabetical order in Subsection 1.01 of the Credit Agreement:

“Auto-Extension Letter of Credit” has the meaning specified in Subsection 2.13(b)(iii).

“Cash Collateralize” has the meaning specified in Subsection 2.13(g).

“Honor Date” has the meaning specified in Subsection 2.13(c).

“ISP” means with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Subsection 2.13(k). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Subsection 2.13(i).

“Letter of Credit Sublimit” means an amount equal to $25,000,000 (or, if less, the Aggregate Commitment then in effect). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitment.

“Non-Extension Notice” has the meaning specified in Subsection 2.13(b)(iii).

“Non-Extension Notice Date” has the meaning specified in Subsection 2.13(b)(iii).

“Unreimbursed Amounts” has the meaning specified in Subsection 2.13(c)(i).

SECTION 3 . Operative Letter of Credit Provisions. A new Subsection 2.13 is added to the Credit Agreement immediately after Subsection 2.12 thereof, to read in its entirety as follows:

2.13. Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Subsection 2.13, (1) from time to time on any Business Day during the period from the date of effectiveness of Amendment No.1 to this Agreement until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit, and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Principal Debt shall not exceed the Aggregate Commitment, and (y) the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each L/C Credit Extension shall be deemed to be a representation by the Borrower that such L/C Credit Extension complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit if (i) subject to Section 2.13(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date, or (ii) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority of competent jurisdiction shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it, (B) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, (C) such Letter of Credit is to be denominated in a currency other than Dollars, (D) such Letter of Credit contains any provisions for the automatic reinstatement of the stated amount after any drawing thereunder, (E) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer, or (F) a default of any Lender’s obligations to fund under Subsection 2.13(c) exists, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof and shall not amend any Letter of Credit without the consent of the Borrower.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended, (B) the proposed date of amendment thereof (which shall be a Business Day), (C) the nature of the proposed amendment, and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require in order to enable the L/C Issuer to issue or amend the relevant Letter of Credit.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Subsection 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice (a “Non-Extension Notice”) to the Borrower and to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued (which day to be agreed shall be at least 90 days prior to the date on which such Auto-Extension Letter of Credit would expire if a Non-Extension Notice with respect to such Auto-Extension Letter of Credit were to be delivered, or such other day as shall be mutually agreed upon between the Borrower and the L/C Issuer.) Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not deliver a Non-Extension Notice for such Auto-Extension Letter of Credit on or prior to the applicable Non-Extension Notice Date if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Subsection 2.13(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before such Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Subsection 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 5:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested to refinance such Unreimbursed Amount with the proceeds of a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Subsection 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Subsection 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Subsection 2.13(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Subsection 2.13(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Subsection 2.13(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Subsection 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Subsection 2.13(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Subsection 2.13.

(iv) Until each Lender funds its Loan or L/C Advance pursuant to this Subsection 2.13(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Subsection 2.13(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Subsection 2.13(c) is subject to the conditions set forth in Subsection 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Subsection 2.13(c) by the time specified in Subsection 2.13(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Subsection 2.13(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Subsection 2.13(c)(i) is required to be returned under any of the circumstances described in Subsection 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Subsection 2.13(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, the Borrower shall immediately Cash Collateralize the aggregate amount of such L/C Obligation, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall immediately Cash Collateralize the aggregate amount of all L/C Obligations then outstanding. Subsection 8.02 sets forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Subsection 2.13, and Subsection 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked deposit accounts at Bank of America. Amounts on deposit in any such accounts shall be invested in short-term investments selected by the Administrative Agent in consultation with the Borrower.

(h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Subsection 2.13(k). Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee at a rate equal to 1/8 of 1% per annum, computed on the daily amount available to be drawn under each Letter of Credit on a quarterly basis in arrears Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Subsection 2.13(k). In addition, the Borrower shall pay directly to the L/C Issuer for its own account such fees of the L/C Issuer relating to letters of credit and such other costs and charges as are separately agreed between the Borrower and the L/C Issuer. Such fees and other costs and charges are due and payable on demand and are nonrefundable.

(k) Letter of Credit Amount, Conflict with Issuer Documents. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 4 . Miscellaneous Conforming Changes To Reflect The Addition Of A Letter Of Credit Subfacility.

(a) The definition of “Commitment” contained in Subsection 1.01 of the Credit Agreement is amended by inserting the phrase “or participate in Letters of Credit” immediately after the reference to “its obligation to make Loans” where it appears therein.

(b) The definition of “Default Rate” contained in Subsection 1.01 of the Credit Agreement is amended by adding the following phrase at the end thereof: “and with respect to the Letter of Credit Fee, the Default Rate shall be an interest rate equal to the Applicable Margin plus 2% per annum”.

(c) The definition of “Loan Documents” contained in Subsection 1.01 of the Credit Agreement is amended by adding the following phrase at the end thereof: “and each Issuer Document”.

(d) The definition of “Principal Debt” contained in Subsection 1.01 of the Credit Agreement is amended to read in its entirety as follows: “Principal Debt” means, on any date, the sum of (i) the aggregate outstanding principal amount of the Loans and (ii) the L/C Obligations, in each case on such date after giving effect to any Borrowing, any prepayments or repayments and any issuance, cancellation or expiration of Letters of Credit, in each case occurring on such date.

(e) Subsection 2.02(a) of the Credit Agreement is amended by adding the phrase “,except as provided in clause (i) of Subsection 2.13(c)” at the end of the fifth sentence thereof.

(f) Subsection 2.07 of the Credit Agreement is amended by adding the following phrase at the beginning thereof: “In addition to the fees set forth in Subsection 2.13(i) :”.

(g) The first sentence of Subsection 2.11 of the Credit Agreement is amended to read in its entirety as follows:” If, other than as expressly provided in Subsection 2.12 or elsewhere herein, any Lender shall obtain on account of the Loans made by it or the L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them or the L/C Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or L/C Obligations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Subsection 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.”

(h) The last sentence of Subsection 2.12(b) of the Credit Agreement is amended to read in its entirety as follows: “On the Increase Effective Date following any such increase undertaken pursuant to the provisions of this Section 2.12, the Pro Rata Share of each Lender shall be adjusted (as so adjusted, the “Adjusted Pro Rata Share”) so as to reflect the amount of each Lender’s Commitment relative to the Aggregate Commitment of all Lenders as in effect immediately following such increase (as so adjusted, the “Adjusted Pro Rata Share”) and, immediately after giving effect to such adjustments any Loans and L/C Obligations then outstanding shall be reallocated among the Lenders if such reallocation shall be necessary in order to keep the outstanding Loans and L/C Obligations ratable with the Adjusted Pro Rata Shares.”

(i) The introductory sentence in Subsection 4.02 of the Credit Agreement is amended to read in its entirety as follows: “The obligation of each Lender to make its Pro Rata Share of each Borrowing hereunder and the obligation of the Issuing Bank to issue or extend any Letter of Credit are each subject to the satisfaction of the following conditions precedent”.

(j) Clause (b) of Subsection 4.02(b) of the Credit Agreement is amended by adding the phrase “or L/C Credit Extension” immediately after the reference to “Borrowing” where it appears therein.

(k) Clause (a) of Subsection 8.01 of the Credit Agreement is amended by (x) adding the phrase “or any L/C Obligation” at the end of clause (i) thereof and (y) adding the phrase “,Letter of Credit Fee” immediately after the reference to “utilization” where it appears therein.

(l) Subsection 8.02 of the Credit Agreement is amended by (x) deleting the “and” at the end of clause (b) thereof, (y) relettering clause (c) thereof as clause (d) and (z) adding a new clause (c) immediately after clause (b) thereof, to read in its entirety as follows: “(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then outstanding amount thereof); and”.

(m) Clause Second of Subsection 8.03 of the Credit Agreement is amended by adding the phrase “and the L/C Issuer” immediately after the reference to “the Lenders” where it appears therein.

(n) Clause Third of Subsection 8.03 of the Credit Agreement is amended to read in its entirety as follows: “Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;”.

(o) Clause Fourth of Subsection 8.03 of the Credit Agreement is amended to read in its entirety as follows: “ Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;”.

(p) A new clause Fifth is added immediately after Clause Fourth of Subsection 8.02 of the Credit Agreement, to read in its entirety as follows: “Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and”.

(q) The following sentence is added at the end of Subsection 8.03 of the Credit Agreement: “Subject to Subsection 2.13(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.”

(r) Clause (iii) of Subsection 10.02(a) of the Credit Agreement is amended by adding the phrase “or to the L/C Issuer” immediately after the reference to “the Administrative Agent” where is appears therein.

(s) All reference to “the Loans” contained in Subsection 10.09 of the Credit Agreement shall be deemed to include a reference to “L/C Obligations” as well.

(t) Clause (iii) of the proviso set forth in Subsection 10.07(b) of the Credit Agreement is amended by adding the phrase “and the L/C Issuer” immediately after the reference to the “Administrative Agent” where it appears therein. In addition, all reference to “the Loans” contained in Subsection 10.07(b) shall be deemed to include a reference to “L/C Obligations” as well.

(u) Schedule 10.02 of the Credit Agreement is amended by adding the following information at the end thereof:

L/C ISSUER:

Bank of America, N.A.

Trade Operations, Los Angeles

333 South Beaudry Avenue

Los Angeles, California 90017-1466

Mail Code: CA9-703-19-23

Attention: Hermann Schutterle

Telephone: 213- 345-0397

Telecopier: 213-345-6684

Electronic Mail: hermann.schutterle@bankofamerica.com

SECTION 5 . Representations Of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement will be true and correct in all material respects on and as of the date of effectiveness of this Amendment (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date) and (ii) no Default will have occurred and be continuing on such date.

SECTION 6 . Governing Law; Counterparts; Effectiveness. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective on the date when the Administrative Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THE PMI GROUP, INC.

By: /s/ Rhoda Rossman

Name: Rhoda Rossman

Title: Sr. VP, Treasurer

THE PMI GROUP, INC.

By: /s/ Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.

Title: EVP, CFO

BANK OF AMERICA, N.A., as Lender, Administrative Agent and L/C Issuer

By: /s/ Michael W. Colon

Name: Michael W. Colon Title: Senior Vice President

CITIBANK, N.A.

By: /s/ David A. Dodge

Name: David A. Dodge

Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Joan Anderson

Name: Joan Anderson

Title: Director

SUNTRUST BANK

By: /s/ Robert Bugbee

Name: Robert Bugbee

Title: Director

J.P. MORGAN CHASE BANK, N.A.

By: /s/ Lawrence Palumbo, Jr.

Name: Lawrence Palumbo, Jr. Title: Vice President